Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-45983, 333-72107, 333-96707, 333-106117 and 333-115636) of Derma Sciences, Inc. and Subsidiaries of our report dated March 23, 2005, with respect to the consolidated financial statements of Derma Sciences, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

          /s/ J.H. Cohn LLP

Roseland, New Jersey
March 30, 2005